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                                                                    EXHIBIT 5(b)

                                                               November 18, 2004

Consumers Energy Company Financing V
Consumers Energy Company Financing VI
c/o Consumers Energy Company
One Energy Plaza
Jackson, Michigan 49201

      Re:   Consumers Energy Company Financing V
            Consumers Energy Company Financing VI
            Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special Delaware counsel to Consumers Energy Company Financing V and Consumers Energy Company Financing VI ( each, a "Trust" and collectively, the "Trusts"), each a statutory business trust created under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Consumers Energy Company (the "Company") and the Trusts with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates, among other things, to the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of Trust Preferred Securities (the "Preferred Securities") of each of the Trusts.

      The Preferred Securities of each of the Trusts are to be issued pursuant to an Amended and Restated Declaration of Trust of such Trust (each, a "Declaration" and collectively, the "Declarations"), each such Declaration being among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee, and Laura L. Mountcastle and Michael D. VanHemert, as administrative trustees.

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Consumers Energy Company Financing V
Consumers Energy Company Financing VI
November 18, 2004
Page 2

      This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the certificates of trust of each of the Trusts as filed with the Secretary of State of the State of Delaware (collectively, the "Certificates of Trust") and (iii) the form of the Declarations. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Trusts, have been duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of organization and had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Declarations of the Trusts, will be established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of the Trusts or their respective property is subject,
(ii) any law, rule, or regulation to which the Company or either of the Trusts is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. We have also assumed that the certificates evidencing the Preferred Securities to be issued will be in a form that complies with, and the terms of such Preferred Securities will be duly established in accordance with, the Delaware Business Trust Act. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trusts and others.

      We do not express any opinion as to the laws of any jurisdiction other than the Business Trust Act of the State of Delaware.

      Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Preferred Securities of each Trust to be offered pursuant to the Registration Statement (the "Offered Preferred Securities"), when (i) the Registration Statement, as finally amended (including all

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Consumers Energy Company Financing V
Consumers Energy Company Financing VI
November 18, 2004
Page 3

necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of such Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Preferred Securities have been established in accordance with the Declaration; (v) the Offered Preferred Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Securities has been duly authorized, executed and delivered by the applicable Trust and the other parties thereto, (1) the Offered Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust and (2) the holders of the Offered Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We bring to your attention, however, that the holders of the Offered Preferred Securities may be obligated, pursuant to the Declaration of such Trust, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Offered Preferred Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Property Trustee of such Trust to exercise its rights and powers under the Declaration of such Trust.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the base prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate,
                                    Meagher & Flom, LLP


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